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Exhibit 4.2

WH HOLDINGS (CAYMAN ISLANDS) LTD.
WH CAPITAL CORPORATION

(as Issuers)

9 1/2% Notes due 2011

INDENTURE

Dated as of March 8, 2004

The Bank of New York
(as Trustee)

i

ii

iii

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	7.8; 7.10; 12.2
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6
(c)	7.6; 12.2
(d)	7.6
314(a)	4.3; 4.4; 12.2
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	N.A.
(e)	12.5
(f)	N.A.
315(a)	7.1(b	)
(b)	7.5; 12.2
(c)	7.1(a	)
(d)	7.1(c	)
(e)	6.11
316(a)(first sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	6.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1
(c)	12.1

N.A. means not applicable

*
This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

        INDENTURE, dated as of March 8, 2004, among WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company ("Holdings" or the "Company"), and WH Capital Corporation, a Nevada corporation ("Capital" and, together with the Company, the "Issuers"), and The Bank of New York, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Notes due 2011 issued hereunder (the "Notes"):

ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE

        SECTION 1.1    DEFINITIONS

        "144A Global Note" means one or more Global Notes bearing the Private Placement Legend that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or Capital or any Subsidiary of the Company or Capital under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

        "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or a Subsidiary of the Company.

        "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

        "Additional Notes" means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes). All references herein to "Notes" shall be deemed to include Additional Notes.

        "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interests in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control.

        "Agent" means any Registrar, Paying Agent or co-registrar.

        "Applicable Premium" means, with respect to the Notes to be redeemed at any Early Redemption Date the excess of (A) the present value at such time of (i) the redemption price of such Notes at April 1, 2008 plus (ii) all interest required to be paid on such Notes from the date of redemption through April 1, 2008, computed using a discount rate equal to the Treasury Rate on such Early Redemption Date plus 0.75% per annum, over (B) the principal amount of such Notes.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

        "Applicable Tax Rate" means, in respect of any particular Tax Determination Year, a percentage equal to the highest marginal United States federal income tax rate applicable to an individual in respect of such Tax Determination Year as determined by the Tax Amounts CPA.

        "Arm's length Basis" means for any transaction between and among any member of the Holdings CFC Group and the Parent Group the pricing of which is determined on an arm's length basis and in compliance with the "best method rule" and the "documentation requirements" under Sections 482 and 6662 of the Code and the Treasury regulations promulgated thereunder.

        "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

        "Bankruptcy Code" means the United States Bankruptcy Code, codified at 11 U.S.C. §101-1330, as amended.

        "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

        "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

        "Board of Directors" means, with respect to any Person, the board of directors (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        "Capital" means WH Capital Corporation, a Nevada corporation.

        "Capital Contribution" means any contribution to the equity of the Company from the holders of the Company's Equity Interests for which no consideration other than the issuance of Qualified Capital Stock is given.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

        "Cash Equivalent" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

          (2)   demand deposits, time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000,

          (3)   commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,

          (4)   repurchase obligations having terms not more than seven days, with institutions meeting the criteria set forth in clause (2) above, for direct obligations issued by or fully guaranteed by the United States of America (provided, that the full faith and credit of the United States of America is pledged in support thereof), having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations,

          (5)   interests in money market or mutual funds all of whose assets are invested in assets or securities of the type described in clauses (1) through (4) above,

          (6)   with respect to Investments by any Foreign Subsidiary, any demand deposit account,

          (7)   direct investments in tax exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by Standard & Poor's Rating Service, "Aa2" or better by Moody's Investor Service, Inc. or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within six months from the date of acquisition thereof, and

          (8)   investments in mutual funds or variable rate notes that invest solely in tax exempt obligations of the types described in clause (7) above,

and in the case of each of (1) and (2) maturing within one year after the date of acquisition.

        "Change of Control" means:

          (1)   prior to consummation of an Initial Public Offering the Principals and their Affiliates shall cease to beneficially own at least 51% of the voting power of the Voting Equity Interests of the Company;

          (2)   following the consummation of an Initial Public Offering, (A) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" (including any group that is deemed to be a "person") (other than the Principals and their Affiliates) becomes the "beneficial owner," directly or indirectly, of more than 35% of voting power of the aggregate Voting Equity Interests of the transferee(s) or surviving entity or entities, (B) any "person" (including any group that is deemed to be a "person") (other than the Principals and their Affiliates) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the voting power of the aggregate Voting Equity Interests of the Company, or (C) the Continuing Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office;

          (3)   100% of the outstanding Equity Interests of WH Intermediate cease to be held of record by the Company, a Subsidiary Guarantor, a Limited Debtor Subsidiary, Luxembourg Holdings, Luxembourg Intermediate Holdings and/or Herbalife;

          (4)   100% of the outstanding Equity Interests of Luxembourg Holdings cease to be held of record by WH Intermediate, the Company, a Subsidiary Guarantor, a Limited Debtor Subsidiary, Luxembourg Intermediate Holdings and/or Herbalife;

          (5)   100% of the outstanding Equity Interests of Luxembourg Intermediate Holdings cease to held of record by Luxembourg Holdings, the Company, a Subsidiary Guarantor, a Limited Debtor Subsidiary, WH Intermediate and/or Herbalife; or

          (6)   100% of the outstanding Equity Interests of Herbalife cease to be held of record by Luxembourg Intermediate Holdings, the Company, a Subsidiary Guarantor, a Limited Debtor Subsidiary, Luxembourg Holdings and/or Herbalife;

provided, however that any consolidation, merger, sale, lease, conveyance or transfer of assets (including upon a dissolution or liquidation) pursuant to and in accordance with Article V shall not constitute a "Change on Control" under clauses (3), (4), (5) or (6) above.

        "Clearstream" means Clearstream Banking Luxembourg, or its successors.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" means WH Holdings (Cayman Islands) Ltd., an exempted company with limited liability organized under the laws of the Cayman Islands.

        "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

          (1)   Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

          (2)   transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

          (3)   the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) or the repayment or retirement of any Indebtedness (other than Indebtedness incurred under any revolving credit facility) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, and

          (4)   the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

          (1)   Consolidated income tax expense,

          (2)   any Tax Amounts Payments made by such Person during such period,

          (3)   Consolidated depreciation and amortization expense,

          (4)   Consolidated Fixed Charges,

          (5)   non-cash charges relating to employee benefit or other management compensation plans of such Person or any of its Consolidated Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of such Person or any of its Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period), and

          (6)   non-cash loses or charges related to impairment of goodwill and other intangible assets.

less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly-Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

        "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

          (a)   interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

          (b)   the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly-Owned Subsidiaries).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

        "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, reduced by the amount of any Tax Amounts Payments made during such period and adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a)   all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), and

          (b)   the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period.

        "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

        "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, as applicable, all in accordance with GAAP; provided, that "consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

        "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

        "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

        "Credit Agreement" means the credit agreement dated June 27, 2002, by and among Herbalife International, Inc., the Company, certain Subsidiaries of the Company, certain financial institutions and UBS AG Stamford Branch, as agent, providing for a term loan facility and a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

          (1)   extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

          (2)   adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

          (3)   increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the Section 4.7, or

          (4)   otherwise altering the terms and conditions thereof in a manner not expressly prohibited by the terms of this Indenture.

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Definitive Note" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 5 thereof.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include such successor.

        "Disqualified Capital Stock" means with respect to the Company, (a) Equity Interests of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by the Company or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes and (b) any Equity Interests of the Company or of any Subsidiary of the Company other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to the provisions of this Indenture as described under Section 4.14 hereof.

        "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

        "Euroclear" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means Series B Notes issued pursuant to the Exchange Offer.

        "Exchange Offer" means an offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Exchange Notes for the Notes issued on the Issue Date.

        "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

        "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) Restricted Payments permitted by Section 4.9 hereof, (c) transactions solely between or among the Company and Subsidiaries of the Company or solely among Subsidiaries of the Company, (d) so long as no Default or Event of Default has occurred and is continuing at the time of such payments, payment of Monitoring Fees pursuant to the Monitoring Services Agreements, (e) payment of any Tax Amounts Payments that are not prohibited by Section 4.9 hereof, (f) the Monitoring Services Agreements, (g) Capital Contributions to the Company or any sale of Capital Stock (other than Disqualified Capital Stock) of the Company to an Affiliate and (h) payment of reasonable directors' fees and customary indemnification and insurance agreements in favor of directors.

        "Existing Indebtedness" means Indebtedness (including unfunded commitments therefor) of the Company and its Subsidiaries in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

        "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Issuers.

        "Final Determination" means a final "determination" as defined under section 1313 of the Code or a similar determination under state, local, or foreign law.

        "Final Determination Amount" means, in respect of any particular Tax Determination Year, any additional taxes, interest, and penalties resulting from a Final Determination and arising from or attributable to amounts paid or accrued pursuant to the Intercompany Subpart F Income.

        "Foreign Subsidiary" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect at the time.

        "Global Notes" means one or more Notes in the form of Exhibit A hereto that includes, as applicable, the information referred to in footnotes 3, 4 and 5 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

        "Global Note Legend" means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Guarantee" when used with respect to the Notes, means a guarantee by the Guarantors of all or any part of the Notes, in accordance with Article X hereof.

        "Guarantor" means (a) any Subsidiary Guarantor and (b) any other Subsidiary of the Company that has guaranteed the Company's Obligations under this Indenture in accordance with the terms of this Indenture.

        "Herbalife" means Herbalife International, Inc., a Nevada corporation, and its successors.

        "Herbalife Notes" means the 11 3/4% Senior Subordinated Notes due 2011 of Herbalife.

        "Holder" means a Person in whose name a Note is registered on the Registrar's books.

        "Holdings CFC Group" means the Company and any direct or indirect Subsidiary of the Company, other than Herbalife and any direct or indirect Subsidiary of Herbalife.

        "Holdings Group" means the Company and its Subsidiaries.

        "Indebtedness" of any Person means, without duplication,

          (a)   all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

          (b)   all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

          (c)   all net obligations of such Person under Interest Swap and Hedging Obligations;

          (d)   all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

          (e)   any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

          (f)    all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

        The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount shall not be deemed to be an incurrence and (2) the principal amount thereof, in the case of any other Indebtedness.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

        "Indirect Participant" means an entity that clears through, maintains a direct or indirect, custodial relationship with, or holds a beneficial interest through, a Participant.

        "Initial Public Offering" means an underwritten public offering of common stock of the Company in which gross proceeds to the Company are at least $50,000,000.

        "Initial Purchaser" means the initial purchaser under the Purchase Agreement.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

        "Intercompany Subpart F Income" means, in respect of any Tax Determination Year, (i) the subpart F income of any member of the Holdings CFC Group for such year as determined under section 951(a)(1)(A) of the Code and (ii) the amount of earnings of any member of the Holdings CFC Group for such year as determined under section 951(a)(1)(B) of the Code in respect of any section 956 amount on income derived by the Holdings CFC Group in the ordinary course of its commercial activities conducted on an Arm's-length Basis with the Parent Group.

        "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Investment" by any Person in any other Person means (without duplication):

          (a)   the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

          (b)   the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

          (c)   the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

          (d)   the making of any capital contribution by such Person to such other Person; and

          (e)   the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

The Company, without duplication, shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary of the Company (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer.

        "Issue Date" means the date of first issuance of the Notes under this Indenture.

        "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is contractually subordinated in right of payment to Indebtedness outstanding under the Credit Agreement at least to the same extent as the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided, that "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or the Guarantor, as applicable, that:

          (1)   has a final maturity date occurring after the final maturity date of, all Indebtedness outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness,

          (2)   is unsecured,

          (3)   has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and

          (4)   by their terms or by law are contractually subordinated to Indebtedness outstanding under the Credit Agreement (and any securities issued in exchange for such Indebtedness outstanding under the Credit Agreement) on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

        "Limited Debtor Subsidiary" means any Subsidiary of the Company that has no material Indebtedness other than the Notes as a guaranty of the Notes, and/or a guarantee with respect to the Herbalife Notes, the Credit Agreement and/or the Notes.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Luxembourg Holdings" means WH Luxembourg Holdings SàRL, a Luxembourg company, and its successors and/or assigns.

        "Luxembourg Intermediate Holdings" means WH Luxembourg Intermediate Holdings SàRL, a Luxembourg company, and its successors and/or assigns.

        "Monitoring Fees" means payments to Whitney or GGC Administration, LLC pursuant to the Monitoring Services Agreements.

        "Monitoring Services Agreements" means those certain separate monitoring fee agreements dated as of July 31, 2002 among (i) the Company, Herbalife and Whitney and (ii) the Company, Herbalife and GGC Administration, LLC, without giving effect to any amendment thereto or waiver thereof.

        "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale or Capital Contribution in respect, of Qualified Capital Stock and by the Company and the Subsidiaries of the Company in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or redemption of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Subsidiary of the Company in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, less amounts required to be applied to the repayment of Indebtedness, other than Indebtedness outstanding under the Credit Agreement, secured by a Lien on the asset or assets that were the subject of the Asset Sale.

        "Notice of Deficiency" means a notice of deficiency as described under section 6212 of the Code or a similar notice under state, local or foreign law.

        "Non-U.S. Person" means any Person other than a U.S. Person.

        "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Issuers or any Guarantor under the terms of the Notes or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

        "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in this Indenture.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Issuers or any Subsidiary of the Company.

        "Parent" means WH Intermediate Holdings Ltd., a Cayman Islands corporation.

        "Parent Group" means Parent and its subsidiaries.

        "Parent Group Tax Savings Amount" means, in respect of any Tax Determination Year, the excess of (x) the tax liability incurred by the Parent Group for such Tax Determination Year as determined as if Herbalife had earned the Intercompany Subpart F Income of the Holdings CFC Group arising in the ordinary course of the commercial activities, conducted on an Arm's length Basis, between the Parent

Group and the Holdings CFC Group over (y) the actual tax liability incurred by the Parent Group for such Tax Determination Year (as determined on a basis consistent with any Final Determination in respect of any previous Tax Determination Year), which liability shall take into account any taxes that have been, or will be, incurred by the Parent Group in connection with the making of a Tax Amounts Payment in respect of such Tax Determination Year. If, in respect of any Tax Determination Year, the Parent or any Subsidiary of the Parent Group has received a Notice of Deficiency, in respect of which there has been no Final Determination, related to any item arising from or attributable to amounts paid or accrued pursuant to the Intercompany Subpart F Income, the Parent Group Tax Savings Amount shall be determined on a basis consistent with such Notice of Deficiency except to the extent that, based on the advice of the Tax Amounts CPA, the Parent reasonably determines that, more likely than not, the Parent or such Subsidiary will prevail on the merits in connection with contesting such Notice of Deficiency.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

        "Participating Broker-Dealer" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

        "Permitted Indebtedness" means that:

          (a)   the Issuers may incur Indebtedness evidenced by the Notes (including the Exchange Notes in respect thereof) issued pursuant to this Indenture up to the amounts being issued on the Issue Date less any amounts repaid or retired (and not including any Additional Notes);

          (b)   the Company and its Subsidiaries may incur Refinancing Indebtedness with respect to any Existing Indebtedness or the Company and its Subsidiaries, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock), described in clause (a) or incurred pursuant to the second paragraph of Section 4.7, or which was refinanced pursuant to this clause (b);

          (c)   the Company and the Subsidiaries of the Company may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $1,000,000;

          (d)   the Company and the Subsidiaries of the Company may incur Indebtedness owed to (borrowed from) any Subsidiary and any Subsidiary may incur Indebtedness owed to (borrowed from) the Company or any other Subsidiary; provided, that (i) in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations under or in respect of the Notes and (ii) any event that causes such Subsidiary to no longer be a Subsidiary shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to Section 4.7;

          (e)   the Company and its Subsidiaries may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates; and

          (f)    the Company and its Subsidiaries may incur the Existing Indebtedness.

        "Permitted Investment" means:

          (a)   any Investment in any of the Notes;

          (b)   any Investment in Cash Equivalents;

          (c)   intercompany notes to the extent permitted under clause (d) of the definition of "Permitted Indebtedness" herein;

          (d)   any Investment by the Company or any Subsidiary of the Company in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary of the Company;

          (e)   any Investment in any Person in exchange for the Company's Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company's Qualified Capital Stock;

          (f)    Investment in other Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (f) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation), but only up to the amount of the Investment made under this clause (f) in such Person, at any time does not in the aggregate exceed $15,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable);

          (g)   Investments by and among the Company or any Subsidiary of the Company, in the Company and/or other Subsidiaries of the Company;

          (h)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

          (i)    Investments in distributors, customers and suppliers in the ordinary course of business that either (A) generate accounts receivables, or (B) are accepted in settlement of bona fide disputes;

          (j)    Investments in the form of advances to employees for travel, relocation and like expenses, in each case, consistent with the Company's past practices; and

          (k)   Investments in the form of loans and advances not to exceed $2,500,000 at any one time outstanding pursuant to this clause (k) to employees, directors and distributors, of the Company and the Subsidiaries of the Company for the purpose of funding the purchase of Capital Stock of the Company by such employees, directors and distributors.

        "Permitted Jurisdiction" means the United States, and any state thereof and the District of Columbia, any member country of the European Union, Bermuda, the British Virgin Islands, Gibraltar, Hong Kong, Switzerland and Singapore.

        "Permitted Lien" means:

          (a)   Liens existing on the Issue Date;

          (b)   Liens securing the Credit Agreement and the Notes;

          (c)   Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Subsidiary of the Company in the ordinary course of business;

          (d)   Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

          (e)   Liens securing Indebtedness of any Subsidiary incurred in accordance with the provisions of Section 4.7.

        "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

        "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

        "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

        "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act of 1933, as amended, unless otherwise specifically stated herein.

        "Principals" means each of (1) Whitney V, L.P. and (2) CCG Investments (BVI), L.P.

        "Purchase Agreement" means the agreement dated March 3, 2004, among the Initial Purchaser, the Company and Capital.

        "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred substantially concurrent with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

        "Qualified Equity Offering" means (i) an underwritten public offering pursuant to a registration statement filed with the Commission in accordance with the Securities Act of 1933, as amended, of Qualified Capital Stock of the Company, or (ii) an unregistered offering of Qualified Capital Stock of the Company for cash resulting in net proceeds to the Company in excess of $50,000,000.

        "Qualified Exchange" means:

          (1)   any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary of the Company) or, to the extent used to retire Indebtedness

  (other than Disqualified Capital Stock) of the Company issued on or after the Issue Date, Refinancing Indebtedness of the Company, or

          (2)   any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

        "Record Date" means a Record Date specified in the Notes, whether or not such date is a Business Day.

        "Recourse Indebtedness" means Indebtedness (a) as to which either the Company or any Subsidiary of the Company (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary of the Company to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

        "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

        "Reg S Permanent Global Note" means one or more permanent Global Notes that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

        "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "Reg S Temporary Global Note Legend" means the legend set forth in Section 2.6(g)(iii) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

        "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

        "Regulation S Global Note" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

        "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related, ancillary or complementary businesses.

        "Related Business Asset" means assets that the Company determines will be used in a Related Business.

        "Related Party" means, with respect to any of the Principals, any Person who controls, is controlled by or is under common control with such Principal; provided, that for purposes of this definition "control" means the beneficial ownership of more than 80% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable of a Person.

        "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

        "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture.

        "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

        "Restricted Payment" means, with respect to any Person:

          (a)   the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person,

          (b)   any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any parent of such Person,

          (c)   other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and

          (d)   any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any Subsidiary, by the Company, any Subsidiary of the Company, or (3) any Investment in the Company or any Subsidiary of the Company; provided, that the consideration for such Investment shall be received by the Company or any Subsidiary, or (4) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof.

        "Rule 144" means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

        "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

        "SEC" means the United States Securities and Exchange Commission, or any successor agency.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

        "Senior Indebtedness" means Indebtedness (including any obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of WH Intermediate or any of its Subsidiaries, whether outstanding on the Issue Date or thereafter incurred, arising under the Credit Agreement or any other Indebtedness (unless, in the case of any particular Indebtedness, the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness shall be contractually subordinated in right of payment to any other Indebtedness of the obligor thereunder); provided that in no event shall Senior Indebtedness include (a) Indebtedness to any Subsidiary of the Company or any Affiliate of the Company, (b) Indebtedness incurred in violation of the terms of this Indenture; provided that Indebtedness under the Credit Agreement shall not cease to be Senior Indebtedness as a result of this clause (b) if the lenders thereunder obtained a certificate from an executive officer of the Company on the date such Indebtedness was incurred certifying that the incurrence of such Indebtedness was not prohibited by this Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations, unless designated in the instrument evidencing such Capitalized Lease Obligations as "Senior Indebtedness," (f) any amounts owed for goods, materials or services purchased in the ordinary course of business or for compensation to employees of the Company or any of its Subsidiaries and (g) any liability for taxes owed or owing.

        "Series A Notes" means the 9 1/2% Series A Notes due 2011 issued on the Issue Date.

        "Series B Notes" means the 9 1/2% Series B Notes due 2011 issued pursuant to the Exchange Offer.

        "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

        "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act as in effect on the Issue Date.

        "Special Record Date" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

        "Stated Maturity," when used with respect to any Note, means April 1, 2011.

        "Subordinated Indebtedness" means Indebtedness of the Issuers that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto ("contractually") to the Notes.

        "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

        "Subsidiary Guarantor" means a Subsidiary of the Company that has jointly and severally irrevocably and unconditionally guaranteed the Notes, on a non-subordinated basis, except that such guarantee can be subordinated to such Subsidiary's guarantee of the Credit Agreement in a manner consistent with the subordination of the Company's obligation in respect of the Notes to the Company's Senior Indebtedness.

        "Tax Amounts CPA" means PricewaterhouseCoopers L.L.P. or any other certified public accounting firm of national reputation. The Tax Amounts CPA shall reasonably determine for each Tax Determination Year, the Applicable Tax Rate, the Final Determination Amount, Intercompany Subpart F Income, Tax Amounts Payment and Parent Group Tax Savings Amount.

        "Tax Amounts Payment" means, in respect of any Tax Determination Year, an amount payable to Tax Amounts Recipients equal to the lesser of (hereinafter referred to as the "Initial Limitation") (A) the product of (x) the Applicable Tax Rate and (y) the Intercompany Subpart F Income that is (or would be) includible in the gross income of the Tax Amounts Recipients (assuming, for this purpose, that each such Tax Amount Recipient is a "United States shareholder" as defined in section 951(b) of the Code) for such year under section 951(a) of the Code, (B) the Parent Group Tax Savings Amount for such year, (C) the product of (x) 6% and (y) the sum of (i) Consolidated Net Income of the Parent Group for such year, (ii) Consolidated income tax expense for the Parent Group for such year, and (iii) Tax Amount Payments made to Tax Amounts Recipients during such year, or (D) $10,000,000. The Initial Limitation shall be reduced (but not below zero) by any Final Determination Amount in respect of a previous Tax Determination Year. A Final Determination Amount shall be applied to reduce an Initial Limitation for the Tax Determination Year during which the Final Determination in respect of such Final Determination Amount occurs. A Final Determination Amount shall be deemed to be reduced to the extent that such Final Determination Amount has been applied to reduce an Initial Limitation. Thereafter, the remaining Final Determination Amount, if any, shall be applied to reduce the Initial Limitation for each successive Tax Determination Year in like fashion until such Final Determination Amount has been reduced to zero.

        "Tax Amounts Recipient" means, in respect of any Tax Determination Year, persons who hold capital stock of the Company on December 31 of such year or, if earlier, on the last day of such year that the Company continues to be a "controlled foreign corporation" as defined under section 957 of the Code.

        "Tax Determination Year" means the calendar year in respect of which a Tax Amounts Recipient is (or would be) required to include in gross income under section 951(a) of the Code his pro rata share of Intercompany Subpart F Income (assuming for this purpose, that such Tax Amounts Recipient is a "United States shareholder" as defined in Section 951(b) of the Code).

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

        "Transfer Restricted Notes" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

        "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H 15 (519) which has become publicly available at least two Business Days prior to the Early Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) closest to the period from the Early Redemption Date to April 1, 2008; provided, however, that if the period from the Early Redemption Date to April 1, 2008 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Early Redemption Date to April 1, 2008 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

        "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

        "Unrestricted Global Note" means one or more permanent Global Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

        "Unrestricted Subsidiary" means any subsidiary of the Company that does not directly, indirectly or beneficially own any Capital Stock of, and Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any Subsidiary of the Company has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Subsidiary of the Company. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of

Default is existing or shall occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Issuers could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 4.7. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

        "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

        "WH Intermediate" means WH Intermediate Holdings Ltd., a Cayman Islands corporation, and its successors and/or assigns.

        "Wholly-Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Company or one or more Wholly-Owned Subsidiaries of the Company.

        SECTION 1.2    OTHER DEFINITIONS

Term	Defined in Section
"Acceleration Notice"	6.2
"Additional Amounts"	4.20
"Affiliate Transaction"	4.12
"Asset Sale"	4.13
"Asset Sale Amount"	4.13
"Asset Sale Offer"	4.13
"Asset Sale Offer Amount"	4.13
"Asset Sale Offer Period"	4.13
"Asset Sale Offer Price"	4.13
"Authentication Order"	2.2
"Benefited Party"	10.1
"Change of Control Offer"	4.14
"Change of Control Offer Period"	4.14
"Change of Control Purchase Price"	4.14
"Change of Control Repurchase Date"	4.14
"Covenant Defeasance"	8.3
"Debt Incurrence Ratio"	4.7
"Defaulted Interest"	2.7
"Determination Date"	1.1 Leverage Ratio
"Domestic Corporation"	5.1
"DTC"	2.3
"Early Redemption Date"	3.7
"Equity Proceeds Redemption Date"	3.7
"Event of Default"	6.1
"Excess Proceeds"	4.13
"Excluded Holder"	4.20
"Guarantee Obligations"	10.1
"incur" or "incurrence"	4.7
"Incurrence Date"	4.7

"Investment Company Act"	4.17
"Issuers"	Introduction
"Legal Defeasance"	8.2
"Liquidated Damages Notice"	4.21
"Mandatory Redemption"	3.8
"Mandatory Redemption Date"	3.8
"Mandatory Redemption Price"	3.8
"Paying Agent"	2.3
"Payment Blockage Notice"	11.2
"Payment Blockage Period"	11.2
"Payment Default"	11.2
"Refinancing"	1.1 Refinancing Indebtedness
"Registrar"	2.3
"Taxes"	4.20
"Transaction Date"	1.1 Consolidated Coverage Ratio
"Triggering Event"	3.8

        SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

        Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC;

        "indenture securities" means the Notes;

        "indenture security Holder" means a Holder of a Note;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee;

        "obligor" on the Notes means the Company, each Guarantor and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

        SECTION 1.4    RULES OF CONSTRUCTION

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and in the plural include the singular;

          (5)   provisions apply to successive events and transactions;

          (6)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7)   references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE II
THE NOTES

        SECTION 2.1    FORM AND DATING

          (a)    General.    The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)    Global Notes.    Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          (c)    Euroclear and Clearstream Procedures Applicable.    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking Luxembourg" and "Customer Handbook" of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

        SECTION 2.2    EXECUTION AND AUTHENTICATION

        Two Officers of each of the Issuers shall sign the Notes for the Issuers by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Issuers signed by an Officer of each of the Issuers (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $275,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

        SECTION 2.3    REGISTRAR, PAYING AGENT AND DEPOSITARY

        The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Issuers initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

        SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST

        The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor of the Notes), and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or Capital, the Trustee shall serve as Paying Agent for the Notes.

        SECTION 2.5    HOLDER LISTS

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

        SECTION 2.6    TRANSFER AND EXCHANGE

          (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Issuers thereupon fail to appoint a successor Depositary within 120 days or (y) the Depositary is no longer a clearing agency registered under the Exchange

  Act, (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as otherwise provided in this Section 2.6 or as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

          (b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

            (ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

            (iii)    Transfer of Beneficial Interests to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

              (A)  if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B)  if the transferee shall take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C)  if the transferee shall take delivery in the form of an Institutional Accredited Investor Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.    A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following: (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.    If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

              (B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

              (F)  if such beneficial interest is being transferred to the Company or any of its subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

              (G)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.    A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following: (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

            (iv)    Transfer or Exchange of Reg S Temporary Global Notes.    Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

              (A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

              (B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

              (C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

            (ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an

    Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            (iv)    Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interest in Restricted Notes Prohibited.    An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

            (v)    Issuance of Unrestricted Global Notes.    If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

            (i)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

              (A)  if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B)  if the transfer shall be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C)  if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii)    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

              (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C)  any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D)  the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) hereof and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g)    Legends.    The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i)    Private Placement Legend.

              (A)  Except as permitted by subparagraph (B) below, until after the second anniversary of the later of the Issue Date and the last date on which either Issuer or any Affiliate of either Issuer was owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities law in the opinion of counsel for the Issuers, unless otherwise agreed by the Issuers and the Holder thereof), each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

              "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE

      NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST) OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER UNDER CLAUSE (E) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE TRUSTEE (AND THE ISSUERS, IF THEY SO REQUEST) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF ANY NOTE IS PROPOSED TO BE MADE UNDER CLAUSE (A)(1)(D) ABOVE WHILE THESE TRANSFER RESTRICTIONS ARE IN FORCE THEN THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE TO THE ISSUERS AND THE TRUSTEE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT."

              (B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii)    Global Note Legend.    To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED

    PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

            "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (iii)    Reg S Temporary Global Note Legend.    To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

            "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

          (h)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)    General Provisions Relating to Transfers and Exchanges.

              (i)  To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

             (ii)  No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.13 and 4.14 hereof).

            (iii)  The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (iv)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

             (v)  The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

            (vi)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

           (vii)  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

          (viii)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

        Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

        SECTION 2.7    REPLACEMENT NOTES

        If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee and the Issuers receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee or the Issuers, as the case may be, to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

        SECTION 2.8    OUTSTANDING NOTES

        The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

        SECTION 2.9    TREASURY NOTES

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

        SECTION 2.10    TEMPORARY NOTES

        Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, at and after the consummation of the Merger, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

        SECTION 2.11    CANCELLATION

        The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its procedures for the disposition of cancelled securities in effect are as of the date of such disposition. Certification of the disposition of all cancelled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

        SECTION 2.12    DEFAULTED INTEREST

        Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and such Defaulted Interest may be paid by the Issuers, at its election in each case, as provided in clause (1) or (2) below:

          (1)   The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Issuers and the Trustee of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2)   The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

        Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

        SECTION 2.13    CUSIP NUMBERS

        The Issuers in issuing the Notes may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

        SECTION 2.14    ISSUANCE OF ADDITIONAL NOTES

        The Issuers may, subject to Section 4.7 hereof and applicable law, issue Additional Notes under this Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE III
REDEMPTION

        SECTION 3.1    NOTICES TO TRUSTEE

        If the Issuers elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, the Issuers shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

        SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED

        If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 20 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        SECTION 3.3    NOTICE OF REDEMPTION

        Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

        The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number, if any) and shall state:

          (a)   the redemption date;

          (b)   the redemption price;

          (c)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)   the name and address of the Paying Agent;

          (e)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f)    that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g)   the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h)   that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

        At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 15 days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION

        Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

        SECTION 3.5    DEPOSIT OF REDEMPTION PRICE

        On or before the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

        If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

        SECTION 3.6    NOTES REDEEMED IN PART

        Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

        SECTION 3.7    OPTIONAL REDEMPTION

          (a)   At any time prior to April 1, 2008, the Issuers may redeem the Notes for cash, in whole or part, from time to time, upon not less than 30 nor more than 60 days' notice to each Holder of the Notes to be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, including Liquidated Damages, if any, to the date of the redemption (the date of any such redemption prior to April 1, 2008, an "Early Redemption Date").

          (b)   At any time on or after April 1, 2008, the Issuers may redeem the Notes for cash, in whole or in part, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder of the Notes to be redeemed at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing April 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of redemption of the Notes (the date of any such redemption, together with any Early Redemption Date and any Equity Proceeds Redemption Date referred to in clause (c), a "Redemption Date"):

Year	Percentage
2008	104.750%
2009	102.375%
2010 and thereafter	100.000%

          (c)   At any time or from time to time on or prior to April 1, 2007, upon one or more Qualified Equity Offerings up to 40% of the aggregate principal amount of the Notes issued pursuant to this Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Issuers' option within 90 days of the closing of any such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Issuers from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 109.5% of principal, together with accrued and unpaid interest (and Liquidated Damages, if any), thereon to the date of redemption of the Notes (any such date, an "Equity Proceeds Redemption Date"); provided, however, that immediately following such redemption not less than 60% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

          (d)   Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

        SECTION 3.8    MANDATORY REDEMPTION

          (a)   The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (however, the Issuers are required to offer to repurchase Notes in accordance with the provisions of Sections 4.13 and 4.14 hereof) and the Notes shall not have the benefit of any sinking fund.

ARTICLE IV
COVENANTS

        SECTION 4.1    PAYMENT OF NOTES

        The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

        The Issuers shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; the Issuers shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (and Liquidated Damages, if any) (without regard to any applicable grace period) at the same rate to the extent lawful.

        SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY

        The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

        The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Issuers hereby designate the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.3 hereof.

        SECTION 4.3    SEC REPORTS AND REPORTS TO HOLDERS

        Whether or not the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuers shall deliver to the Trustee and to each Holder and prospective purchasers of Notes identified to the Issuers by an Initial Purchaser, within 5 days after the Issuers are or would have been (if the Issuers were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports on Forms 10-K or 10-Q, if the Issuers were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Issuers' certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, from and after consummation of the Exchange Offer, unless the SEC shall not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC. In addition, the Issuers agree that prior to the consummation of the Exchange Offer, they shall make available to the holders and the securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificate).

        SECTION 4.4    COMPLIANCE CERTIFICATE

          (a)   The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and the Subsidiaries of the Issuers during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Subsidiaries of the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers and the Subsidiaries of the Issuers are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto. The Issuers shall provide the Trustee with timely written notice of any change in its fiscal year end, which currently ends on December 31.

          (b)   The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

        SECTION 4.5    TAXES

        The Issuers shall pay, and shall cause each of the Subsidiaries of the Issuers to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Issuers to satisfy their obligations under the Notes and this Indenture.

        SECTION 4.6    STAY, EXTENSION AND USURY LAWS

        The Issuers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        SECTION 4.7    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

        Except as set forth in this Section 4.7, the Issuers shall not and the Issuers shall not permit any Subsidiary of the Issuers to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

        Notwithstanding the foregoing if:

          (1)   no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness, and

          (2)   on the date of such incurrence (the "Incurrence Date"), the Issuers' Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0, then the Issuers and their Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock).

        In addition, the foregoing limitations of the first paragraph of this covenant shall not prohibit:

          (a)   the incurrence by the Issuers or the incurrence by any Subsidiary of the Company of Purchase Money Indebtedness; provided, that

            (1)   the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $50,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency), and

            (2)   in each case, such Indebtedness shall not constitute more than 100% of the cost to the Issuers or the cost to such Subsidiary of the Company, (determined in accordance with GAAP in good faith by the Board of Directors of the Issuers), as applicable, of the property so purchased, constructed, improved or leased;

          (b)   the incurrence by the Issuers or the incurrence by any Subsidiary of the Company of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) of up to $25,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currencies); and

          (c)   the incurrence by the Issuers or the incurrence by any of the Issuers' Subsidiaries of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c), without regard to the notional amount of any Interest Swap or Hedging Obligations relating thereto that constitute Permitted Indebtedness pursuant to clause (f) of the definition thereof (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $205,000,000 (or the equivalent thereof at the time of incurrence in the applicable foreign currency), minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b) (2) of Section 4.13, (2) assumed by a transferee in an Asset Sale and (3) the aggregate amount of all mandatory principal payments and prepayments in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replacement or refinancing thereof) actually made; provided, that, this clause (3) shall not reduce the aggregate amount of Indebtedness available to be incurred and outstanding by the Company and its Subsidiaries pursuant to this clause (c) below $35,000,000.

        In addition, the Company will not permit WH Intermediate, Luxembourg Holdings, Luxembourg Intermediate Holdings or Herbalife to refinance, redeem, repurchase or repay the Herbalife Notes or issue additional Indebtedness (other than Senior Indebtedness) unless WH Intermediate, Luxembourg Holdings, Luxembourg Intermediate Holdings, Herbalife and all of their respective subsidiaries that have guaranteed such Indebtedness fully and unconditionally guarantee the Notes; provided that such guarantee shall be subordinated to Senior Indebtedness of WH Intermediate, Luxembourg Holdings, Luxembourg Intermediate Holdings, Herbalife and such subsidiaries in substantially the same manner that the Herbalife Notes and the related guarantees are subordinated to Senior Indebtedness; provided, further, that the obligation to execute any such guarantee shall not apply if and for so long as such guarantee is restricted or prohibited by the terms of any Senior Indebtedness of WH Intermediate, Luxembourg Holdings, Luxembourg Intermediate Holdings or Herbalife. The Company will not permit WH Intermediate, Luxembourg Holdings, Luxembourg Intermediate Holdings or Herbalife to issue any Indebtedness (other than Credit Agreement) after the Issue Date that restricts or prohibits the guarantee of the Notes required by the prior sentence.

        Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary of the Company) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes or is designated a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company.

        Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee of Indebtedness of the Company or any Subsidiary of the Company incurred in accordance with the terms of this Indenture (other than Indebtedness incurred pursuant to clause (a) hereof) issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Subsidiary of the Company shall not constitute a separate incurrence, or amount outstanding, of Indebtedness. For purposes of determining compliance with this Section 4.7, in the event that an item of Indebtedness is entitled to be incurred pursuant to this Section 4.7 or one or more clause of the definition of "Permitted Indebtedness," the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.7.

        SECTION 4.8    LIMITATION ON LIENS SECURING INDEBTEDNESS

        The Issuers shall not create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture securing any of the Issuers' Indebtedness, unless the Issuers provide that the Notes are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

        SECTION 4.9    LIMITATION ON RESTRICTED PAYMENTS

          (a)   The Issuers shall not and the Issuers shall not permit any Subsidiary of the Company to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

            (1)   a Default or an Event of Default shall have occurred and be continuing,

            (2)   the Issuers are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.7 hereof, or

            (3)   the aggregate amount of all Restricted Payments made by the Company and the Subsidiaries of the Company, as applicable, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

              (A)  50% of the Company's aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the fiscal quarter in which the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Company's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

              (B)  the aggregate Net Cash Proceeds received by the Company from a Capital Contribution or from the sale of the Company's Qualified Capital Stock (other than (i) to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment pursuant to clause (e) of the definition thereof, and

      (iii) Net Cash proceeds received by the Company from a Capital Contribution or from the sale of the Company's Qualified Capital Stock, or, (iv) to avoid duplication, otherwise given credit for in any provision of the following paragraph), after the Issue Date, plus

              (C)  except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition, plus

              (D)  $7,500,000.

          (b)   The foregoing clauses (a)(2) and (a)(3) of this Section 4.9, however, shall not prohibit:

            (1)   repurchases of Capital Stock from the Company's employees, distributors or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of the Company or any Subsidiary of the Company upon the death, disability or termination of employment (or termination of distribution, in the case of a distributor) in an aggregate amount to all employees or directors (or their heirs or estates) not to exceed $5,000,000 in the aggregate on and after the Issue Date,

            (2)   provided that (x) prior to declaration and disbursement of a Tax Amounts Payment, the Company delivers to the Trustee an Officer's Certificate (i) certifying that the Tax Amounts CPA has made the determinations required to be made by the Tax Amounts CPA pursuant to this Indenture and (y) setting forth in reasonable detail the basis for the determination of the Tax Amounts Payment, then, with respect to each Tax Determination Year, the disbursement of a Tax Amounts Payment, following the close of such Tax Determination Year, or

            (3)   for the avoidance of doubt, payments of up to an aggregate of $5,000,000 in Monitoring Fees to the Principals and their Related Parties in any twelve month period pursuant to the Monitoring Services Agreements plus reasonable out-of-pocket expenses.

          (c)   Clause (a) of this Section 4.9 above, however, shall not prohibit:

            (1)   any dividend, distribution or other payments by any Subsidiary of the Company on its Equity Interests that is paid pro rata to all holders of such Equity Interests,

            (2)   a Qualified Exchange, and

            (3)   the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

          (d)   The full amount of any Restricted Payment made pursuant to clauses (b)(1), (c)(1) and (c)(3) of this Section 4.9 (but not pursuant clauses (b)(2), (b)(3) or (c)(2) of this Section 4.9), however, shall be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (a)(3) of this Section 4.9; provided, however, that if there is a Final Determination in respect of any particular

  Tax Determination Year for which a Tax Amounts Payment has been disbursed pursuant to the foregoing clause (b)(2), the Final Determination Amount related thereto (other than interest and penalties) shall be counted as a Restricted Payment made for purposes of the calculation of such aggregate Restricted Payments from and after the date such Final Determination is made.

          (e)   For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Issuers' Board of Directors, at the time made or returned, as applicable. Additionally, within 5 days of each Restricted Payment in excess of $250,000 that is not a Restricted Investment, the Issuers shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

        SECTION 4.10    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

        The Issuers shall not, and the Company shall permit any Subsidiary of the Company to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except:

          (1)   restrictions imposed by the Notes or this Indenture or by the Issuers' other Indebtedness (other than Existing Indebtedness); provided, that such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes,

          (2)   restrictions imposed by applicable law,

          (3)   existing restrictions under Existing Indebtedness (as in effect on the Issue Date) (other than Indebtedness incurred in connection with the Credit Agreement),

          (4)   restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any Subsidiary of the Company, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

          (5)   any restriction imposed by Indebtedness incurred under the Credit Agreement incurred pursuant to Section 4.7 hereof; provided, that such restriction or requirement is no more restrictive, taken as a whole, than that imposed by the Credit Agreement, as of the Issue Date,

          (6)   other restrictions imposed by Indebtedness of the Issuers' Subsidiaries incurred pursuant to Section 4.7 hereof; provided, that such restriction is not materially less favorable to the Company, as determined in good faith by the Company's Board of Directors, than the restrictions in the Credit Agreement or the Herbalife Notes in each case, taken as a whole, as in effect on the Issue Date,

          (7)   restrictions solely with respect to any Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

          (8)   in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clause (1), (3), (4) or this clause (8) of this Section 4.10 that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced or replaced, and

          (9)   customary provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements relating solely to the assets subject to such agreement.

        Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not be prohibited by this Section 4.10 and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

        SECTION 4.11    LIMITATION ON LINES OF BUSINESS

        Neither the Company nor any Subsidiary of the Company shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Company's Board of Directors, is a Related Business.

        SECTION 4.12    LIMITATION ON TRANSACTIONS WITH AFFILIATES

        The Issuers shall not and shall not let any Subsidiary of the Company or, on or after the Issue Date, enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions), (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Issuers, and no less favorable to the Issuers than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $5,000,000, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Issuers' Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10,000,000, or $7,500,000 if there are no disinterested directors for such transaction, unless, in addition the Issuers, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Issuers from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States. Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $5,000,000 or more (other than Exempted Affiliate Transactions), the Issuers shall deliver to the Trustee an Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction complied with clauses (1), (2) and (3) of this Section 4.12, as applicable.

        SECTION 4.13    LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

          (a)   The Issuers shall not and shall not permit any Subsidiary of the Company to, in one or a series of related transactions, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

            (1)   with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $1,000,000, at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents; and

            (2)   the Company or such Subsidiary determines in good faith that the Company or such Subsidiary, as applicable, receives, as applicable, fair market value for such Asset Sale.

  For purposes of clause (1) above, total consideration received means the total consideration received for such Asset Sales minus the amount of, (a) Indebtedness assumed by a transferee in an Asset Sale; and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

          (b)   Within 360 days following such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Amount") are

            (1)   invested in Related Business Assets and property (except in connection with the acquisition of a Person that becomes a Subsidiary of the Company in a Related Business) other than notes, bonds, obligation and securities) or make Permitted Investments pursuant to and in accordance with clauses (f) and (g) of the definition thereof which in the good faith reasonable judgment of the Board of Directors of the Issuers shall immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, or

            (2)   used to retire Indebtedness of a Subsidiary of the Issuers (other than the Notes) or Indebtedness of the Company or a Subsidiary incurred pursuant to paragraph (c) of Section 4.7 hereof (including, in the case of a revolver or similar arrangement that makes credit available, permanently reducing the commitment by such amount) to the extent that such Indebtedness was incurred in reliance on paragraph (c) of Section 4.7 hereof, or

            (3)   applied to the optional redemption of the Notes in accordance with the terms of this Indenture and the Issuers' other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuers to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding,

  Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

          (c)   The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clauses (1), (2) or (3) of Section 4.13(b) above shall constitute Excess Proceeds. Within 30 days after the date that the amount of Excess Proceeds exceeds $15,000,000, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer"), at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. Each Asset Sale Offer shall remain open for a minimum of 20 Business Days following its commencement (the "Asset Sale Offer Period").

          (d)   Upon expiration of the Asset Sale Offer Period, the Issuers shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price, (together with accrued interest and Liquidated Damages, if any, to the redemption date). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds in any manner not otherwise prohibited by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

        Notwithstanding, and without complying with, the provisions of this Section 4.13:

          (1)   the Company and the Subsidiaries of the Company may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets in the ordinary course of business and (b) liquidate Cash Equivalents;

          (2)   the Company and the Subsidiaries of the Company may convey, sell, transfer, assign or otherwise dispose of all or substantially all of its assets pursuant to and in accordance with Article V hereof;

          (3)   the Company and the Subsidiaries of the Company may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any Subsidiary of the Company;

          (4)   the Company and the Subsidiaries of the Company may settle, release or surrender, tort or other litigation claims in the ordinary course of business;

          (5)   the Company and the Subsidiaries of the Company may make Permitted Investments (pursuant to and in accordance with clauses (f) and (g) in the definition thereof) and Restricted Investments under Section 4.9 hereof;

          (6)   the Company and the Subsidiaries of the Company may incur Liens (and the disposition of assets related to such Liens by the secured party pursuant to a foreclosure) that are not prohibited by this Indenture; and

          (7)   Subsidiaries of the Company may issue Equity Interests of such Subsidiary upon redemption of, or in exchange for, other outstanding securities of such Subsidiary the issuance of which was not prohibited by this Indenture.

        To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuers' compliance or the compliance of any of the Issuers' subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuers' obligations under this Section 4.13.

        If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any), due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

        SECTION 4.14    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

        In the event that a Change of Control has occurred, each Holder shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Issuers (the "Change of Control Offer"), to require the Issuers to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Repurchase Date") that is no later than 45

Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any), to the Change of Control Repurchase Date.

        The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement or such other period as may be required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Issuers shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

        Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers, including any requirements to repay in full all Indebtedness outstanding under the Credit Agreement as set forth in the following paragraph of this Section 4.14, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Issuers shall:

          (1)   repay in full all Indebtedness outstanding under, and terminate, the Credit Agreement, or

          (2)   obtain the requisite consents under the Credit Agreement to permit the repurchase of the Notes as provided herein.

        The Issuers' failure to comply with the preceding sentence shall constitute an Event of Default described in clause (3) under Section 6.1 hereof.

        On or before the Change of Control Repurchase Date, the Issuers shall:

          (1)   accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Repurchase Date) of all Notes so tendered, and

          (3)   deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Issuers.

        The Paying Agent promptly shall pay the Holders so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any to the Change of Control Repurchase Date) and the Trustee promptly shall authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be delivered promptly by the Company to the Holder thereof. The Issuers publicly shall announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Repurchase Date.

        To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuers' compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

        If the Change of Control Repurchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

        SECTION 4.15    LIMITATION ON GUARANTEES

        If any Subsidiary of the Company guarantees any of the Company's Indebtedness (other than Indebtedness outstanding under the Credit Agreement), or suffers to exist any Lien on any of such Subsidiary's assets to secure any Indebtedness of the Company (other than Indebtedness in respect of the Company's guaranty of Indebtedness outstanding under the Credit Agreement), then such Subsidiary must cause the Notes to be guaranteed or secured, as the case may be, on an equal and ratable basis.

        SECTION 4.16    LIMITATION ON ACTIVITIES OF CAPITAL

        Capital shall not hold any material assets (other than Capital Stock of any Subsidiary of the Company or of another co obligor of the Notes) or engage in any business activities (other than holding any such Capital Stock); provided, that Capital may be a co-obligor of the Notes or any other Indebtedness of the Company incurred in accordance with Section 4.7. Capital may, as necessary, engage in any activities directly related or necessary in connection therewith.

        SECTION 4.17    LIMITATION ON STATUS AS INVESTMENT COMPANY

        The Company and each of the Subsidiaries of the Company shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

        SECTION 4.18    MAINTENANCE OF PROPERTIES AND INSURANCE

        The Company and its Subsidiaries shall cause all material properties used or useful to the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the judgment of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company and its Subsidiaries to satisfy their obligations under the Notes and this Indenture, and, to the extent applicable, (b) as otherwise permitted under Section 4.13 hereof.

        The Company and its Subsidiaries shall provide, or cause to be provided, for themselves, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries.

        SECTION 4.19    CORPORATE EXISTENCE

        Subject to Section 4.14 and Article V hereof, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, Capital or any such Subsidiary of the Company and (ii) the rights (charter and statutory), licenses and franchises of the Company, Capital and the Subsidiaries of the Company; provided, however,that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries of the Company, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries of the Company, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuers to satisfy their obligations under the Notes and this Indenture.

        SECTION 4.20    PAYMENT OF ADDITIONAL AMOUNTS

        All amounts paid or credited by the Company under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge imposed or levied by or on behalf of the Government of the Cayman Islands (or any successor jurisdiction, in the case of any successor corporation to the Company in accordance with the Article V) or of any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment or credit made under or with respect to the Notes, the Company shall pay such additional amounts (the "Additional Amounts") as may be necessary so that the net payment or credit received by each owner of a beneficial interest in the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder or owner of a beneficial interest in the Notes would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts shall be payable with respect to a payment or credit made to an owner of a beneficial interest in the Notes (i) which is subject to such Taxes by reason of its being connected with the Cayman Islands (or any successor jurisdiction) or any political subdivision thereof otherwise than by the mere holding, use or ownership or deemed holding, use or ownership of the Notes or the receipt of payments or credits or enforcing any rights thereunder, (ii) which is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes, (iii) which failed to duly and timely comply with a timely request by the Company to provide information, documents, certification or other evidence concerning such Holder's nationality, residence, entitlement to treaty benefits, identity or connection with the Cayman Islands (or such successor jurisdiction) or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request could have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would otherwise have been payable to such Holder of Notes but for this clause (iii), (iv) which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner of such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note or (v) any combination of the foregoing clauses (i) through (iv) (in each case referred to herein as an "Excluded Holder"). The Company shall also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required by applicable law. The Company shall furnish the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company, if reasonably available. In the event that the Company fails to remit any taxes in respect of which Additional Amounts are payable, the Company shall indemnify and hold harmless each owner of a beneficial interest in the Notes (other than an Excluded Holder) and upon written request reimburse such owner of a beneficial interest in the Notes for the amount of (i) any Taxes levied on and paid by, such owner of a beneficial interest in the Notes as a result of payment made with respect to the Notes (including penalties, interest and expenses arising from or with respect to such Taxes) and (ii) any Taxes (including penalties, interest and expenses arising from or with respect to such Taxes) imposed with respect to payment of Additional Amounts or any reimbursement pursuant to this sentence.

        At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company shall be obligated to pay Additional Amounts with respect to such payments, the Company shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and setting forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders or owners of a beneficial interest in the Notes, as the case may be, on the payment date.

        The obligations of the Company under this Section 4.20 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Notes.

        SECTION 4.21    LIQUIDATED DAMAGES NOTICE.

        In the event that the Company is required to pay Liquidated Damages to Holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice ("Liquidated Damages Notice") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent, or calculation of the amount of Liquidated Damages owed, or with respect to the method employed in such calculation of the Liquidated Damages.

ARTICLE V
SUCCESSORS

        SECTION 5.1    MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY

        The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer (including by means of a dissolution or liquidation) all or substantially all of the Company's assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless:

          (1)   either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia (a "Domestic Corporation") or any member country of the European Union or another Permitted Jurisdiction, and expressly assumes by supplemental indenture all of the Company's obligations in connection with the Notes and this Indenture; provided, that if the surviving or transferee entity is not a Domestic Corporation, a co-issuer that is a Domestic Corporation shall also be an obligor with respect to the Notes;

          (2)   no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and

          (3)   unless such transaction is for the purpose of reincorporation into another jurisdiction and not in connection with any other transaction with any Person other than a Wholly Owned Subsidiary of the Company, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 herein.

        SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED FOR THE COMPANY

        Upon any consolidation, merger, sale, conveyance or transfer (including by means of a dissolution or liquidation) of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or the transferee corporation shall succeed to and (except in the case of a lease or a sale of less than all assets of the Company) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor or transferee corporation had been named therein as the Company, and (except in the case of a lease or a sale of less than all of the Company's assets) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

ARTICLE VI
DEFAULTS AND REMEDIES

        SECTION 6.1    EVENTS OF DEFAULT

        An "Event of Default," wherever used herein, means any one of the following events:

          (1)   the Issuers' failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

          (2)   the Issuers' failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable,

          (3)   the Issuers' failure or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Sections 4.14 and 5.1 hereof, the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

          (4)   the Issuers' failure to report the occurrence of a Default under any covenant contained in the Notes or this Indenture and the continuance of such failure for a period of 30 days after management of the Company and Capital, exercising reasonable diligence, becomes aware thereof,

          (5)   a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of the Company, Capital or any Significant Subsidiary of the Company or Capital in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Capital or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Capital or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of the Company, the Capital or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (6)   the Company or Capital or any Significant Subsidiary of the Company or Capital (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

  (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or Capital or any Significant Subsidiary of the Company or Capital or for all or substantially all of the property and assets of the Company, Capital or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

          (7)   a default in the Indebtedness of the Company or Capital or the Indebtedness of any Subsidiary of the Company with an aggregate amount outstanding in excess of $15,000,000 (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and

          (8)   final unsatisfied judgments not covered by insurance aggregating in excess of $15,000,000, at any one time rendered against the Company, Capital or any Subsidiary of the Company and not stayed, bonded or discharged within 60 days after such judgments have become final and non-appealable.

        SECTION 6.2    ACCELERATION

          (a)   If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (5) and (6) of Section 6.1 hereof relating to the Company, Capital or any of the Significant Subsidiaries of the Company or Capital,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuers (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately; provided, however, that if any Indebtedness is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the fifth Business Day after sending the Issuers and the representative such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Indebtedness outstanding under the Credit Agreement. In the event a declaration of acceleration resulting from an Event of Default described in clause (7) under Section 6.1 hereof with respect to any Indebtedness outstanding under the Credit Agreement has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (7) under Section 6.1 hereof has occurred that has not been cured or waived within 30 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (5) or (6) under Section 6.1 hereof, relating to the Company or any of the Company's Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration have been cured or waived.

          (b)   Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal or of interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

  Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

          (c)   At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Issuers and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration and its consequences if:

            (1)   the Issuers have repaid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest (and Liquidated Damages, if any) on all Notes; (b) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and to the extent such interest is lawful, interest thereon at the rate borne by the Notes; (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 hereof; and

            (2)   all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

          (d)   Notwithstanding clause (c)(2) of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

        SECTION 6.3    OTHER REMEDIES

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        SECTION 6.4    WAIVER OF PAST DEFAULTS

        Subject to Section 6.7 hereof and notwithstanding anything contained in Section 6.2(b), the Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except, subject to Section 6.2(c), a default:

          (1)   in the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note not yet cured as specified in clauses (1) and (2) of Section 6.2(c) hereof;

          (2)   in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default; or

          (3)   the rescission of which would conflict with any judgment order, or decree of a court of competent jurisdiction.

        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

        SECTION 6.5    CONTROL BY MAJORITY

        Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

        SECTION 6.6    LIMITATION ON SUITS

        A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (1)   the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (2)   the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)   such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5)   during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

        SECTION 6.7    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

        Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Note to receive payment of the principal of, premium and interest (and Liquidated Damages, if any) on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.8    COLLECTION SUIT BY TRUSTEE

        If an Event of Default specified in Section 6.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium (and Liquidated Damages, if any) and interest remaining unpaid on the Notes and, to the extent lawful, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

        SECTION 6.10    PRIORITIES

        If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

        First:    to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

        Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

        Third:    to the Issuers or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

        SECTION 6.11    UNDERTAKING FOR COSTS

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE

        SECTION 7.1    DUTIES OF TRUSTEE

          (a)   If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

          (b)   Except during the continuance of an Event of Default of which the Trustee has knowledge:

            (1)   the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1)   this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

            (2)   the Trustee shall not be liable for any error of judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

          (e)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        SECTION 7.2    RIGHTS OF TRUSTEE

          (a)   In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g)   Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.3 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers', compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

          (h)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (i)    Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer request or Issuer order and any resolution of the Board of Directors may be sufficiently evidenced by a Board resolution.

          (j)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (k)   The Trustee may request that the Issuers deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

        SECTION 7.4    TRUSTEE'S DISCLAIMER

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        SECTION 7.5    NOTICE OF DEFAULTS

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

        SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

        A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

        SECTION 7.7    COMPENSATION AND INDEMNITY

        The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Issuers shall indemnify the Trustee, and any predecessor Trustee and their agents, against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by them arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

        To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(5) or 6.1(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

        SECTION 7.8    REPLACEMENT OF TRUSTEE

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10 hereof;

          (2)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3)   a Custodian or public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

        SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

        SECTION 7.10    ELIGIBILITY; DISQUALIFICATION

        There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

        SECTION 7.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

        The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 8.1    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

        The Issuers may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

        SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE

        Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Issuers, all, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged all amounts owed under the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, and this Indenture (and the Trustee, on demand of and at the expense of the Issuers shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Sections 2.6, 2.7 and 2.10 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Issuers may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

        SECTION 8.3    COVENANT DEFEASANCE

        Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Issuers shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.18, hereof and Article V hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(3), (4), (7) and (8) hereof shall not constitute Events of Default and (y) Sections 6.1(5) and 6.1(6) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Issuers' exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

        SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

        The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a)   the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of Holders, cash in United States legal tender, U.S. Government Obligations, or a combination thereof, in amounts that shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee must have, for the benefit of Holders, a valid, perfected exclusive security interest in such trust;

          (b)   in the case of an election under Section 8.2 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal counsel confirming that (A) the Issuers has received from, or there has been published by the Internal Revenue Service a ruling, or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)   in the case of an election under Section 8.3 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal counsel confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d)   in the case of an election under Section 8.2 or 8.3 hereof, (x) no Default or Event of Default shall have occurred and be continuing on the date of the deposit, and (y) in the case of Legal Defeasance, no Event of Default specified in clause (5) or (6) of Section 6.1 hereof shall have occurred at any time from the date of the deposit to the 91st calendar day thereafter;

          (e)   the Defeasance may not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuers are a party or by which the Issuers are bound;

          (f)    the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent to hinder, delay or defraud any other of the Issuers' creditors; and

          (g)   the Issuers must deliver to the Trustee an Officers' Certificate confirming the satisfaction of the conditions in clauses (a) through (f) above, and an Opinion of Counsel, confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) above.

        Legal Defeasance and Covenant Defeasance shall be deemed to occur on the earlier of (i) the 91st day after the deposit and (ii) the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

        SECTION 8.5    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

        Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

        The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        SECTION 8.6    REPAYMENT TO COMPANY

        Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers its written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however,that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

        SECTION 8.7    REINSTATEMENT

        If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Issuers or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Issuers or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any

Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

        SECTION 9.1    WITHOUT CONSENT OF HOLDERS OF NOTES

        Notwithstanding Section 9.2 hereof, the Issuers and the Trustee may amend or supplement this Indenture, the Notes, without the consent of any Holder of a Note:

          (a)   to cure any ambiguity, defect or inconsistency;

          (b)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c)   to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;

          (d)   to provide for Guarantors as set forth in Section 4.15 hereof or for the release or assumption of a Guarantee in compliance with this Indenture;

          (e)   to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

          (f)    to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

          (g)   to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (h)   to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

        Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

        SECTION 9.2    WITH CONSENT OF HOLDERS OF NOTES

        Except as expressly stated otherwise in this Section 9.2, and subject to Section 6.7 hereof, the Issuers and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

        Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers or any Subsidiary with any provision of this Indenture or the Notes.

        However, without the consent of each Holder affected (it being understood that, except as expressly stated otherwise in paragraphs (a) through (c) below, Section 4.13 and 4.14 hereof may be amended, waived or modified in accordance with the first paragraph of this Section 9.2) an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a)   change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the Issuers' option, or change the city of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the Issuers' option, on or after the Redemption Date), or after an Asset Sale or Change of Control has occurred reduce the Asset Sale Offer Price or Change of Control Purchase Price with respect to the corresponding Asset Sale or Change of Control or alter the provisions (including the defined terms used therein) regarding the Issuers' right to redeem the Notes at the Issuers' option in a manner adverse to the Holders, or

          (b)   reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture, or

          (c)   modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

        In connection with any amendment, supplement or waiver under this Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

        Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

        SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT

        Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

        SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS

        Until an amendment, supplement or waiver becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Issuers), which may be prior to any such amendment, supplement or waiver becoming operative.

        The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (d) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

        SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE X
GUARANTEES

        SECTION 10.1    GUARANTEES

        By its execution of a supplemental Indenture substantially in the form included in Exhibit E hereto, each Guarantor will acknowledge and agree that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article X, each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 hereof (collectively, the "Guarantee Obligations").

        Subject to the provisions of this Article X, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuers (each, a "Benefited Party") to proceed against the Issuers, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Issuers, the Subsidiaries, any Benefited Party, any creditor of the Guarantors, the Issuers or the Subsidiaries or on the part of any other Person whomsoever in connection with any Obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to either the Issuers or the Guarantors, or any trustee or similar official acting in relation to either the Issuers or the Guarantors, any amount paid by the Issuers or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such Obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

        SECTION 10.2    EXECUTION AND DELIVERY OF GUARANTEES

        To evidence its Guarantee set forth in Section 10.1 hereof, each of the Guarantors agrees that a notation of its Guarantee substantially in the form included in Exhibit F hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

        Each of the Guarantors agree that its Guarantee set forth in this Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of its Guarantee.

        If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

        SECTION 10.3    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

          (a)   Subject to Article V, nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into each other or with or into the Company. Upon any such consolidation or merger, the Guarantee of the Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

          (b)   Except for a merger or consolidation in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of Section 10.4 hereof or as permitted by Section 10.3(a), no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, (i) subject to the provisions of the following paragraph and the other provisions of this Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture, and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          (c)   The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.3. Such Officers' Certificate shall comply with the provisions of Section 12.5 hereof.

        SECTION 10.4    RELEASE OF GUARANTORS

        Notwithstanding Section 10.3(b) hereof, upon the sale or disposition (including by merger or stock purchase) of a Guarantor (as an entirety) to an entity which is not and is not required to become a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.13 hereof), such Guarantor shall be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any Indebtedness of any other Subsidiary of the Company shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness of the Company or any Indebtedness of any Subsidiary of the Company.

        Upon delivery by the Company to the Trustee of an Officers' Certificate, to the effect that such sale or other disposition or that such designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Except as provided in Section 10.3(a) hereof, any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

        Notwithstanding the foregoing provisions of this Article X, (i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.4 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

        SECTION 10.5    LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS

          (a)   Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article X shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article X, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

          (b)   Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or Capital, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees, to the fullest extent that it may do so under applicable law, not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

        SECTION 10.6    APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS

          (a)   For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Issuers were references to such Guarantor.

          (b)   Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 hereof as if references therein to the Issuers were references to such Guarantor.

          (c)   Any notice or communication which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on any Guarantor may be given or served as described in Section 12.2 hereof as if references therein to the Issuers were references to such Guarantor.

          (d)   Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Issuers were references to such Guarantor.

        SECTION 10.7    SUBORDINATION OF GUARANTEES

        The obligations of each Guarantor under its Guarantee pursuant to this Article X is subordinated in right of payment to the prior payment in full in cash, to the extent applicable to such Guarantor, of all Indebtedness outstanding under the Credit Agreement on the same basis as the Notes are subordinated to Indebtedness outstanding under the Credit Agreement. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including as set forth in Article XI hereof. In the event that the Trustee or the Holders receive any payment from a Guarantor at a time when such payment is prohibited by the foregoing sentence, such payment shall be held in trust for the benefit of, and immediately paid over and delivered to, the holders of the Indebtedness outstanding under the Credit Agreement remaining unpaid, to the extent necessary to pay in full in cash all such Indebtedness.

ARTICLE XI
SUBORDINATION

        SECTION 11.1    NOTES SUBORDINATED TO INDEBTEDNESS OUTSTANDING UNDER THE CREDIT AGREEMENT

        The Issuers and each Holder by its acceptance of Notes, agree that (a) the payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Issuers (including, without limitation, pursuant to Sections 4.13 and 4.14) is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash of all

Indebtedness outstanding under the Credit Agreement, as applicable, and that these subordination provisions are for the benefit of the holders of Indebtedness outstanding under the Credit Agreement.

        This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, and such provisions are made for the benefit of the holders of Indebtedness outstanding under the Credit Agreement and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        SECTION 11.2    NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES

          (a)   No payment (by setoff or otherwise), as applicable, on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes or Liquidated Damages, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than payments made with Junior Securities): (i) upon the maturity of any of the Indebtedness outstanding under the Credit Agreement, whether by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Indebtedness are first paid in full in cash or Cash Equivalents (or such payment is duly provided for); or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on the Indebtedness outstanding under the Credit Agreement, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived.

          (b)   Upon (i) the happening of an event of default other than a Payment Default that permits the holders of Indebtedness outstanding under the Credit Agreement to declare such Indebtedness to be due and payable and (ii) written notice of such event of default given to the Issuers by the representative under the Credit Agreement (a "Payment Blockage Notice"), then, unless and until such event of default has been cured or waived, no payment (by setoff or otherwise) may be made by the Issuers or on behalf of the Issuers on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes (or Liquidated Damages), in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Indebtedness outstanding under the Credit Agreement has been declared due and payable within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Issuers shall be required to pay all sums not previously paid to the Holders during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.

          Any number of Payment Blockage Notices may be given; provided, however, that: (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days; and (ii) no non-payment default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period shall be made the basis for the commencement of any other Payment Blockage Period (for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

          (c)   In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2 or Section 11.3, any payment or distribution of the Company's assets or Capital's assets (other than payments made with Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions of this Section 11.2, such payment or distribution shall be held in trust for the benefit of the holders of Indebtedness outstanding under the Credit Agreement and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Indebtedness outstanding under the Credit Agreement remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Indebtedness held or represented by each, for application to the payment of all such Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Indebtedness in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the Holders of such Indebtedness.

        SECTION 11.3    NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL INDEBTEDNESS OUTSTANDING UNDER THE CREDIT AGREEMENT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION

        Upon any distribution of the Company's assets or Capital assets upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or Capital, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

          (a)   the holders of all Indebtedness outstanding under the Credit Agreement shall first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (or Liquidated Damages) (other than payments made with Junior Securities); and

          (b)   any payment or distribution of the Company's assets or Capital's assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the subordination provisions contained in this Indenture, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Indebtedness outstanding under the Credit Agreement or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Indebtedness outstanding under the Credit Agreement.

        SECTION 11.4    HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF INDEBTEDNESS OUTSTANDING UNDER THE CREDIT AGREEMENT

        Subject to the payment in full in cash of all Indebtedness outstanding under the Credit Agreement as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Indebtedness to receive payments or distributions of assets of the Issuers applicable to the Indebtedness outstanding under the Credit Agreement until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Indebtedness by or on behalf of the Issuers, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Issuers and the Holders, be deemed to be payment by the Issuers or on account of Indebtedness outstanding under the Credit Agreement, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Indebtedness, on the other hand.

        SECTION 11.5    RELATIVE RIGHTS

        This Article XI defines the relative rights of Holders and holders of Indebtedness. Nothing in this Indenture shall: (1) impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (2) affect the relative rights of Holders and creditors of the Issuers other than their rights in relation to holders of Indebtedness outstanding under the Credit Agreement; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Indebtedness outstanding under the Credit Agreement to receive distributions and payments otherwise payable to Holders.

        SECTION 11.6    TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE

        The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than three Business Days prior to such payment written notice thereof from the Issuers or from one or more holders of Indebtedness outstanding under the Credit Agreement or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

        Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company and Capital referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Indebtedness outstanding under the Credit Agreement and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI.

        SECTION 11.7    APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT

        Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders and, to the extent the making of such deposit by the Issuers shall (i) not be in contravention of any term or provision of the Credit Agreement and (ii) be allocated for the payment of the Notes, shall not be subject to the subordination provisions of this Article XI.

Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided, that, if prior to three Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

        SECTION 11.8    SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE ISSUERS OR HOLDERS OF INDEBTEDNESS OUTSTANDING UNDER THE CREDIT AGREEMENT

        No right of any present or future holders of any Indebtedness outstanding under the Credit Agreement to enforce the subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such Holder, or by any noncompliance by the Issuers with the terms of this Indenture, regardless of any knowledge thereof which any such Holder may have or be otherwise charged with. The holders of Indebtedness outstanding under the Credit Agreement may extend, renew, modify or amend the terms of the Indebtedness outstanding under the Credit Agreement or any security therefor and release, sell or exchange such security and otherwise deal freely with the Issuers, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Indebtedness outstanding under the Credit Agreement and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that is consented to by each holder of Indebtedness outstanding under the Credit Agreement that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness outstanding under the Credit Agreement is rescinded or must otherwise be returned by any holder of the Indebtedness outstanding under the Credit Agreement upon the insolvency, bankruptcy, or reorganization of the Company, Capital, or otherwise, all as though such payment has not been made.

        SECTION 11.9    HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

        Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or Capital (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or Capital), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company or Capital in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Notes (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company or Capital in respect of the Notes at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the holders of the Indebtedness outstanding under the Credit Agreement or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Indebtedness outstanding under the Credit Agreement or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Indebtedness outstanding under the Credit Agreement or their representative to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 11.10    RIGHT OF TRUSTEE TO HOLD INDEBTEDNESS OUTSTANDING UNDER THE CREDIT AGREEMENT

        The Trustee shall be entitled to all of the rights set forth in this Article XI in respect of any Indebtedness outstanding under the Credit Agreement at any time held by it to the same extent as any other holder of Indebtedness outstanding under the Credit Agreement and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

        Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

        SECTION 11.11    ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT

        The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

        SECTION 11.12    NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF INDEBTEDNESS OUTSTANDING UNDER THE CREDIT AGREEMENT

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Indebtedness outstanding under the Credit Agreement and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Issuers or any other Person, cash, property or securities to which any holders of Indebtedness outstanding under the Credit Agreement shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Indebtedness outstanding under the Credit Agreement, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Indebtedness outstanding under the Credit Agreement shall be read into this Indenture against the Trustee. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Indebtedness outstanding under the Credit Agreement or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and to the holders of Indebtedness outstanding under the Credit Agreement, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

ARTICLE XII
MISCELLANEOUS

        SECTION 12.1    TRUST INDENTURE ACT CONTROLS

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

        SECTION 12.2    NOTICES

        Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

    Issuers:

    WH Holdings (Cayman Islands) Ltd.
    c/o Whitney & Co., LLC
    177 Broad Street
    Stamford, CT 06901
    Attention: Mr. James H. Fordyce
    Kevin J. Curley, Esq.
    Telecopier No. (203) 973-1422

    with copies (which shall not constitute notice) to:

    WH Holdings (Cayman Islands) Ltd.
    c/o 1800 Century Park East, 15th Floor
    Los Angeles, CA 90067
    Attention: Brett R. Chapman, Esq.
    Telecopier No. (310) 557-3909; and to

    Gibson, Dunn & Crutcher, LLP
    2029 Century Park East, Suite 4000
    Los Angeles, CA 90067
    Attention: Jonathan K. Layne, Esq.
    Telecopier No. (310) 551-8741

    If to the Trustee:

    The Bank of New York
    101 Barclay Street, Floor 21W
    New York, New York 10286
    Attention: Global Finance Unit
    Telecopier No.: (212) 815-5802

        The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the third Business Day after sent by mail; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        SECTION 12.3    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

        SECTION 12.4    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

        Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (a)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        SECTION 12.5    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

          (a)   a statement that the Person making such certificate or opinion has read such covenant or condition

          (b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

        SECTION 12.6    RULES BY TRUSTEE AND AGENTS

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        SECTION 12.7    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

        No past, present or future director, officer, employee, incorporator or shareholder (direct or indirect) of the Issuers (or any such successor entity), as such, shall have any liability for any Obligations of the Issuers under the Notes or this Indenture solely by reason of his or its status as such shareholder, employee, officer or director. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        SECTION 12.8    GOVERNING LAW

        THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

        SECTION 12.9    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 12.10    SUCCESSORS

        All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 12.11    SEVERABILITY

        In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

        SECTION 12.12    COUNTERPART ORIGINALS

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 12.13    TABLE OF CONTENTS, HEADINGS, ETC.

        The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

THE ISSUERS: WH HOLDINGS (CAYMAN ISLANDS) LTD.
By:	/s/ MICHAEL O. JOHNSON
Name: Michael O. Johnson
Title: Chief Executive Officer
WH CAPITAL CORPORATION
By:	/s/ BRETT R. CHAPMAN
Name: Brett R. Chapman
Title: Secretary
THE TRUSTEE: THE BANK OF NEW YORK
By:	/s/ LUIS PEREZ
Name: Luis Perez
Title: Assistant Vice President

EXHIBIT A

[FORM OF NOTE]

        [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.](1)

(1)
To be included only on Global Notes deposited with the Depositary.

        [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

(2)
To be included only on Global Notes deposited with the Depositary.

        [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](3)

(3)
To be included only on Reg S Temporary Global Notes in accordance with Section 2.6(g)(iii) of the Indenture.

        [THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE

RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST) OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER UNDER CLAUSE (E) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE TRUSTEE (AND THE ISSUERS, IF THEY SO REQUEST) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF ANY NOTE IS PROPOSED TO BE MADE UNDER CLAUSE (A)(1)(D) ABOVE WHILE THESE TRANSFER RESTRICTIONS ARE IN FORCE THEN THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE TO THE ISSUERS AND THE TRUSTEE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.](4)

(4)
To be included only on Restricted Global Notes or Restricted Definitive Notes in accordance with Section 2.6(g)(i) of the Indenture.

WH Holdings (Cayman Islands) Ltd.
WH Capital Corporation

9 1/2% [SERIES A] [SERIES B](5) NOTE DUE 2011

(5)
Series A should be replaced with Series B in the Exchange Notes.

CUSIP:

ISIN:

No.	$

        WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted company with limited liability (the "Company") and WH Capital Corporation, a Nevada corporation ("Capital" and, together with the Company, the "Issuers"), which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                        Dollars, on April 1, 2011.

        Interest Payment Dates: April 1 and October 1, commencing October 1, 2004.

        Record Dates: March 15 and September 15.

        Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

WH HOLDINGS (CAYMAN ISLANDS) LTD.
By:
Name: Title:
By:
Name: Title:
WH CAPITAL CORPORATION
By:
Name: Title:
By:
Name: Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within-mentioned Indenture.
THE BANK OF NEW YORK
By:
Authorized Signatory
Dated:

(Back of Note)

9 1/2% [Series A] [Series B](6) Notes due 2011

(6)
Series A should be replaced with Series B in the Exchange Notes.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

        1.    Interest.    The Issuers promise to pay interest on the principal amount of this Note at 9 1/2% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Issuers shall pay interest (and Liquidated Damages, if any) semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The first Interest Payment Date shall be October 1, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (and Liquidated Damages, if any) (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment.    The Issuers shall pay interest on the Notes (except defaulted interest) (and Liquidated Damages, if any) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest, premium, if any, (and Liquidated Damages, if any) at the office or agency of the Issuers maintained within the City and State of New York for such purpose, or, at the option of the Issuers, payment of interest (and Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of, and interest, premium, if any (and Liquidated Damages, if any), on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    Indenture.    The Issuers issued the Notes under an Indenture dated as of the Issue Date ("Indenture") by and among the Company, Capital and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

        5.    Optional Redemption.

          (a)   At any time prior to April 1, 2008, the Issuers may redeem the Notes for cash, in whole or part, from time to time, upon not less than 30 nor more than 60 days notice to each Holder of the Notes to be redeemed at a redemption price equal to 100% of the principal amount of the

  Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, including Liquidated Damages, if any, to the date of the redemption (the date of any such redemption prior to April 1, 2008, an "Early Redemption Date").

          (b)   At any time on or after April 1, 2008, the Issuers may redeem the Notes for cash, in whole or in part, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder of the Notes to be redeemed at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing April 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of redemption of the Notes (the date of any such redemption, together with any Early Redemption Date and any Equity Proceeds Redemption Date referred to in clause (c), a "Redemption Date"):

Year	Percentage
2008	104.750%
2009	102.375%
2010 and thereafter	100.000%

          (c)   At any time or from time to time on or prior to April 1, 2007, upon one or more Qualified Equity Offerings, up to 40% of the aggregate principal amount of the Notes issued pursuant to this Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Issuers' option within 90 days of the closing of any such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Issuers from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 109.50% of principal, together with accrued and unpaid interest (and Liquidated Damages, if any), thereon to the date of redemption of the Notes (any such date, an "Equity Proceeds Redemption Date"); provided, however, that immediately following such redemption not less than 60% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

          (d)   Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (and Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults on such payments due on the redemption date.

        6.    Mandatory Redemption.    The Issuers will not be required to make any mandatory redemption payments with respect to the Notes and the Notes will not have the benefit of any sinking fund.

        7.    Offers to Purchase.

          (a)    Change of Control.    In the event that a Change of Control has occurred, each Holder of Notes shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Issuers (the "Change of Control Offer"), to require the Issuers to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Repurchase Date") that is no later than 45 Business Days after the occurrence of such Change of

  Control, at a cash price equal to 101% of the principal amount thereof, together with accrued and unpaid interest (and Liquidated Damages, if any), to the Change of Control Repurchase Date.

          The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement or such other period as may be required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Issuers shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

          (b)    Asset Sale.    If the Issuers or any of their respective Subsidiaries consummates an Asset Sale, within 30 days after the date that the amount of Excess Proceeds exceeds $15,000,000, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer"), at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. Each Asset Sale Offer shall remain open for a minimum of 20 Business Days following its commencement (the "Asset Sale Offer Period").

        8.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the next succeeding Interest Payment Date.

        9.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        10.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Defaults (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, to provide for Guarantees as set forth in the Indenture or for the release or assumption of Guarantees in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or

Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

        11.    Defaults and Remedies.    The Indenture provides that each of the following constitutes an Event of Default:

          (1)   the Issuers' failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (2)   the Issuers' failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

          (3)   the Issuers' or any Subsidiary of the Company's failure to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Sections 4.14 and 5.1 hereof, the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

          (4)   the Issuers' failure to report the occurrence of a Default under any covenant contained in the Notes or this Indenture and the continuance of such failure for a period of 30 days after management of the Company and Capital, exercising reasonable diligence, becomes aware thereof;

          (5)   a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of the Company, Capital or any Significant Subsidiary of the Company or Capital in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, Capital or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, Capital or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of the Company, Capital or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (6)   the Company or Capital or any Significant Subsidiary of the Company or Capital (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or Capital or any Significant Subsidiary of the Company or Capital or for all or substantially all of the property and assets of the Company, Capital or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

          (7)   a default in the Indebtedness of the Company, Capital or the Indebtedness of any Subsidiary of the Company with an aggregate amount outstanding in excess of $15,000,000 (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and

          (8)   final unsatisfied judgments not covered by insurance aggregating in excess of $15,000,000, at any one time rendered against the Company, Capital or any Subsidiary of the Company and not stayed, bonded or discharged within 60 days after such judgments have become final and non-appealable.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.

        12.    Subordination.    The Notes are subordinated in right of payment, to the extent and in the manner provided in Article XI of the Indenture, to the prior payment in full in cash of all Indebtedness outstanding under the Credit Agreement. The Issuers agree, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

        13.    Trustee Dealings with Company.    The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

        14.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Issuers (or any such successor entity), as such, shall have any liability for any Obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor of the Notes in accordance with the Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        15.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.    [Additional Rights of Holders of Transfer Restricted Notes.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company, Capital and the Initial Purchaser (the "Registration Rights Agreement").](7)

(7)
This paragraph should only be included in the Series A Notes.

        18.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers caused CUSIP and/or ISIN numbers to be printed on the Notes and the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

        19.    Governing Law.    THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

        The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement]. Requests may be made to:

WH Holdings (Cayman Islands) Ltd.
WH Capital Corporation
c/o Whitney & Co., LLC
177 Broad Street
Stamford, Connecticut 06901
Attention: Mr. James H. Fordyce or
Kevin J. Curley, Esq.
(203) 973-1400

Assignment Form

        To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                        to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*
NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

Option of Holder to Elect Purchase

        If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.14 of the Indenture, check the box below:

        ☐ Section 4.13                ☐ Section 4.14

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $

Date:	Your Signature:

(Sign exactly as your name appears on the Note)
Social Security or Tax Identification No.:

Signature Guarantee*

*
NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) of such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER

WH Holdings (Cayman Islands) Ltd.
WH Capital Corporation
c/o Whitney & Co., LLC
177 Broad Street
Stamford, CT 06901

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286

  Re:
  9 1/2% Notes due 2011

Dear Sirs:

        Reference is hereby made to the Indenture, dated as of March 8, 2004 (the "Indenture"), among WH Holdings (Cayman Islands) Ltd. (the "Company"), WH Capital Corporation ("Capital" and, together with the Company, the "Issuers"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.                         , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.    ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.    The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2.    ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.    The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3.    ☐    Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.    The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)   ☐    Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

          (b)   ☐    Such Transfer is being effected to the Company or a Subsidiary thereof; or

          (c)   ☐    Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

          (d)   ☐    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Issuers, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act and with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

        4.    ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)    ☐    Check if Transfer is Pursuant to Rule 144.    (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

          (b)    ☐    Check if Transfer is Pursuant to Regulation S.    (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

          (c)    ☐    Check if Transfer is Pursuant to Other Exemption.    (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]		Dated:
By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.
The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

  (a)
  ☐    a beneficial interest in the:

  (i)
  ☐    144A Global Note (CUSIP            ), or

  (ii)
  ☐    Regulation S Global Note (CUSIP            ; or ISIN            ), or

  (b)
  ☐    a Restricted Definitive Note.

2.
After the Transfer the Transferee will hold:

  [CHECK ONE]

  (a)
  ☐    a beneficial interest in the:

  (i)
  ☐    144A Global Note (CUSIP            ), or

  (ii)
  ☐    Regulation S Global Note (CUSIP            ; or ISIN            ), or

  (iii)
  ☐    Unrestricted Global Note (CUSIP            ); or

  (b)
  ☐    a Restricted Definitive Note; or

  (c)
  ☐    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE

WH Holdings (Cayman Islands) Ltd.
WH Capital Corporation
c/o Whitney & Co., LLC
177 Broad Street
Stamford, CT 06901

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286

        Re: 9 1/2% Notes due 2011

Dear Sirs:

        Reference is hereby made to the Indenture, dated as of March 8, 2004 (the "Indenture"), among WH Holdings (Cayman Islands) Ltd. (the "Company"), WH Capital Corporation ("Capital" and, together with the Company, the "Issuers"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                        in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

        (a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

        (b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

        (c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.    In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

        (d)    ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.    In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

        2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

        (a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.    In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE]

        ☐ 144A Global Note or ☐ Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Owner]
By:
Name: Title:
Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

WH Holdings (Cayman Islands) Ltd.
Wh Capital Corporation
c/o Whitney & Co., LLC
177 Broad Street
Stamford, CT 06901

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286

  Re:
  9 1/2% Notes due 2011

Dear Sirs:

        Reference is hereby made to the Indenture, dated as of March 8, 2004 (the "Indenture"), among WH Holdings (Cayman Islands) Ltd. (the "Company"), WH Capital Corporation ("Capital" and, together with the Company, the "Issuers"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                        aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

          1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (i) to the Issuers, (ii) in the United States to a person whom the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) in accordance with any applicable securities laws of any state of the United States, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (i) through (v) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through the Initial Purchaser.

          4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5.     We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]		Dated:
By:
Name:
Title:

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY GUARANTORS

        Supplemental Indenture (this "Supplemental Indenture"), dated as of            , among                        (the "Guaranteeing Subsidiary"), a subsidiary of WH Holdings (Cayman Islands) Ltd. (or its permitted successor), a Cayman Islands exempted company with limited liability (the "Company"), the Company, WH Capital Corporation, a Nevada corporation ("Capital" and, together with the Company, the "Issuers"), and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 8, 2004, providing for the issuance of 9 1/2% Notes due 2011 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Issuers' obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

        WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1.    Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.    Agreement to Guarantee.    The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other Obligations of the Issuers, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, subject in the cases of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 of the Indenture.

        The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

        The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly subordinated, to the extent applicable, to Indebtedness outstanding under the Credit Agreement, as set forth in Section 10.7 of the Indenture and reference is hereby made to such Section for the precise terms of such subordination.

        No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under this Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

        This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Issuers' Obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

        The obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

        THE TERMS OF ARTICLES X AND XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

        3.    NEW YORK LAW TO GOVERN.    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

        4.    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        5.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        6.    Not Responsible for Recitals.    The recitals contained herein shall be taken as the statements of the Issuers and the Guaranteeing Subsidiary, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE ISSUERS:
WH HOLDINGS (CAYMAN ISLANDS) LTD.
By:
Name: Title:
WH CAPITAL CORPORATION
By:
Name: Title:
GUARANTEEING SUBSIDIARY: NAME:
By:
Name: Title:
THE TRUSTEE: THE BANK OF NEW YORK
By:
Name: Title:

EXHIBIT F

FORM OF GUARANTEE
GUARANTEE

        For good and valuable consideration received from the Issuers by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated March 8, 2004, among the Issuers (as defined below) and The Bank of New York, as trustee, (the "Indenture"), have irrevocably and unconditionally guaranteed the Guarantee Obligations (as defined in Section 10.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the 9 1/2% Notes due 2011 (the "Notes") of WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted company with limited liability (the "Company") and WH Capital Corporation, a Nevada corporation ("Capital," and together with the Company, the "Issuers"), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and the prompt payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and all other payment Obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other Obligations, the prompt payment in full of such Notes or other Obligations when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer, or otherwise, subject in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5 of the Indenture.

        The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

        The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly subordinated, to the extent applicable, to Indebtedness outstanding under the Credit Agreement, as set forth in Section 10.7 of the Indenture and reference is hereby made to such Section for the precise terms of such subordination.

        No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

        This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

F-1

        THE TERMS OF ARTICLES X AND XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

        Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

        IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

[NAME OF GUARANTOR]
By:
Name: Title:

F-2

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WH Holdings (Cayman Islands) LTD. WH Capital Corporation (as Issuers)  9 1/2% Notes due 2011 INDENTURE Dated as of March 8, 2004 The Bank of New York (as Trustee)